Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

TO BACKSTOP AGREEMENT

This First Amendment to Backstop Agreement (this “Amendment”), dated as of May 9, 2022, is entered into by and among the undersigned and amends that certain Backstop Agreement, dated as of November 7, 2021 (the “Backstop Agreement”), by and among Duddell Street Acquisition Corp., a Cayman Islands exempted company (together with its successors, “DSAC”), Maso Capital Investments Limited, a Cayman Islands exempted company (“MCIL”), Blackwell Partners LLC – Series A, a Delaware limited liability company (“Blackwell”), and Star V Partners LLC, a Tennessee limited liability company (“Star” and together with MCIL and Blackwell, collectively, the “Purchasers” and each, a “Purchaser”). The Purchasers, together with DSAC and FiscalNote Holdings, Inc., are referred to herein as the “Parties” and each a “Party.” Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Backstop Agreement.

WHEREAS, Section 9(j) of the Backstop Agreement provides that the Backstop Agreement may be amended by an instrument in writing signed by the Parties; and

WHEREAS, the Parties wish to enter into this First Amendment to amend the Backstop Agreement pursuant to Section 9(j) thereof, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.             Amendments to the Backstop Agreement.

(a)               The Backstop Agreement is hereby amended by adding a recital as follows:

“WHEREAS, immediately prior to the Effective Time, DSAC shall issue the Newco Bonus Shares (as defined below) to the Purchasers;”

(b)               The Backstop Agreement is hereby amended by deleting Section 2(b) and inserting the following in lieu thereof:

“The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held immediately prior to the issuance described in Section 2(d) of this Agreement. At the BPS Closing, DSAC shall issue to the Purchasers (or the funds, accounts and/or assignees designated by the Purchasers in accordance with this Agreement if so designated by the Purchasers, or its nominee in accordance with its delivery instructions) or to a custodian designated by any Purchaser, as applicable, in each case prior to the BPS Closing, the Backstop Purchase Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Backstop Purchase Shares, unless otherwise determined by DSAC, shall be uncertificated, with record ownership reflected only in the register of shareholders of DSAC (a copy of which showing the Purchasers and/or their designees as the owners of the relevant Backstop Purchase Shares on and as of the Closing Date shall be provided to the Purchasers on the Closing Date or promptly thereafter).” and

(c)               The Backstop Agreement is hereby amended by adding a new Section 2(d) as follows:

“(d)             (i) Immediately prior to the Effective Time, subject to Section 4.07(c) of the Merger Agreement, DSAC shall issue to each Purchaser the Newco Bonus Shares in respect of such Purchaser’s Backstop Purchase Shares. For purposes of this Agreement,

“Newco Bonus Share Ratio” means the quotient of (i) 10,000,000 divided by (ii) the aggregate number of issued and outstanding DSAC Class A Ordinary Shares immediately prior to giving effect to the DSAC Shareholder Redemption Right.

“Newco Bonus Shares” means with respect to each Backstop Purchase Share, a number of shares of Newco Class A Common Stock equal to the Newco Bonus Share Ratio.

      (ii) Sections 2(b), 2(c), 3, 4, 5 and 9(m) shall apply mutatis mutandis to the Newco Bonus Shares issued hereunder as if all references therein to the “Backstop Purchase Shares” were to the “Backstop Purchase Shares and the Newco Bonus Shares.”

2.            Effect of Amendment. Except as set forth herein, all other terms and provisions of the Backstop Agreement remain unchanged and in full force and effect. On and after the date hereof, each reference in the Backstop Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Backstop Agreement as amended or otherwise modified by this Amendment. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Backstop Agreement, as amended by this Amendment, shall mean November 7, 2021.

3.            Construction. This Amendment shall be governed by all provisions of the Backstop Agreement unless context requires otherwise, including all provisions concerning construction, enforcement and governing law.

4.            Entire Agreement. This Amendment and the Backstop Agreement constitute the entire agreement between the Parties on the subject matter contained herein and therein. In the event of a conflict between the terms of the Backstop Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

5.            Counterparts. This Amendment may be executed and delivered, including by portable document format (.PDF), in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF the Parties have hereunto caused this First Amendment to Backstop Agreement to be duly executed as of the date hereof.

Duddell Street ACQUISITION CORP.

By:	/s/ Manoj Jain
	Name:	Manoj Jain
	Title:	Director

MASO CAPITAL INVESTMENTS LIMITED

By:	/s/ Sohit Khurana
	Name:	Sohit Khurana
	Title:	Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Sohit Khurana
	Name:	Sohit Khurana
	Title:	Authorized Signatory

STAR V PARTNERS LLC

By:	/s/ Sohit Khurana
	Name:	Sohit Khurana
	Title:	Authorized Signatory

FISCALNOTE HOLDINGS, INC.

By:	/s/ Tim Hwang
	Name:	Timothy Hwang
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Backstop Agreement]